RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), is made as of December ___, 2022 (the “Issue Date”), between the Westwood Holdings Group, Inc., a Delaware corporation (the “Company”) and ________ (the “Employee”), and sets forth the terms of the Restricted Stock (as defined below) issued to Employee pursuant to this Agreement and in a manner intended to be granted as a one-time employment “inducement award” under Section 303A.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual, and consequently is intended to be exempt from the NYSE rules requiring shareholder approval for the issuance of equity-based compensation. The Company will take such actions as may be necessary to comply with that exception, including notification to the NYSE and disclosure of the material terms of the inducement grants in a press release.

WHEREAS, all of the terms and provisions of this Agreement are to be interpreted in accordance and consistent with the NYSE shareholder approval exemption as described in the foregoing provisions of this Agreement, and, notwithstanding such intent, all capitalized terms used but not defined in this Agreement have the meanings set forth in the Eighth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, as amended from time to time (the “Plan”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.Grant of Restricted Stock. The Company hereby grants to Employee, on the terms and conditions hereinafter set forth, _________ shares of the presently authorized but unissued Common Stock, $.01 par value per share, of the Company (the “Restricted Stock”).

1.Issue Date and Vesting.

a.The Issue Date of the Restricted Stock shall be December ___, 2022.
b.The Restricted Stock granted to Employee hereunder, subject to the other terms and conditions set forth herein, shall become vested in accordance with the following schedule:

Vesting Date	Cumulative Percentage of Stock Vested
On or after the fifth anniversary of November 18, 2022	100%

In addition, upon the death of the Employee, all of the Restricted Stock shall become 100% vested, effective upon the date of death.

a.Upon termination of employment of Employee (for any reason other than death), any shares of Restricted Stock that have not vested shall be forfeited to the Company without consideration.

a.Upon the occurrence of a Change in Control, all of the Restricted Stock shall become 100% vested in accordance with the provisions of the Plan.

1.Dividends on Restricted Stock.
a.Dividends on the Restricted Stock shall accrue and be subject to the same vesting conditions applicable to the corresponding shares of Restricted Stock. The accrued dividends will be paid in cash on the date on which the corresponding shares of Restricted Stock vest.

a.Upon termination of employment of Employee (for any reason other than death), any unpaid accrued dividends corresponding to shares of Restricted Stock that have not vested shall be forfeited to the Company without consideration.

a.Employee’s right to accrued dividends shall be that of an unsecured creditor of the Company, and Employee shall have no right to any specific assets of the Company. No interest shall accrue on accrued dividends.

1.Employment of Employee. As an inducement to the Company to issue the Restricted Stock to Employee, and as a condition thereto, Employee acknowledges and agrees that, without limitation of his or her rights under his or her employment agreement with the Company, if any, neither the issuance of the Restricted Stock to Employee nor any provision contained herein shall entitle Employee to remain in the employment of the Company or its affiliates or affect the right of the Company to terminate Employee’s employment at any time.

1.Restrictions on Transfer.

a.Under no circumstances shall any sale or other transfer of any shares of Restricted Stock be valid unless and until the shares proposed to be sold or transferred are vested.

a.The spouse of Employee shall execute a signature page to this Agreement as of the date hereof and agree to be bound in all respects by the terms hereof to the same extent as Employee. The spouse further agrees that should he/she predecease Employee or become divorced from Employee, any of the shares of Restricted Stock which such spouse may own or in which he/she may have an interest shall remain subject to this Agreement.

1.Notices; Deliveries. Any notice or delivery required to be given under the terms of this Agreement shall be addressed to the Company at its principal office, and any notice or delivery to be given to Employee shall be addressed to him or her at the address given by him or her beneath his or her signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

1.Disputes. As a condition of the granting of the Restricted Stock hereby, Employee and his or her heirs, assigns and personal representatives agree that any dispute or disagreement which may arise hereunder shall be determined by the Company’s Chief Executive Officer in his/her sole discretion and judgment, and that any such determination and any interpretation by the Chief Executive Officer of the terms of this grant of Restricted Stock shall be final and shall be binding and conclusive, for all purposes, upon the Company, Employee, his or her heirs, assigns and personal representatives.

1.Certificates.

A.The certificate(s) representing the shares of Restricted Stock granted hereby will be stamped or otherwise imprinted with the legend required by the Plan with respect to any applicable restrictions on the sale or transfer of such shares, and the stock transfer records of the Company will reflect stop transfer instructions with respect to such shares.

A.At the election of the Company, the Company may retain the certificate(s) representing the shares of Restricted Stock granted to Employee pursuant to this Agreement until such time as the vesting restrictions set forth in Section 2 have lapsed. Within a reasonable time thereafter, the Company will deliver to Employee a new certificate representing such shares, free of the legend referred to in paragraph A above. The issuance of such certificate shall not affect any restrictions upon the transferability of such shares pursuant to applicable law or otherwise.

A.If the Company elects to issue the certificate(s) representing the shares of Restricted Stock granted hereunder prior to the termination or lapse of the restrictions on vesting, the legend referred to in paragraph A above shall remain on such certificate(s) until such time as the vesting restrictions have terminated or lapsed or are removed by the Board of Directors.

1.Restricted Stock Not Issued Pursuant to Plan. The Restricted Stock granted pursuant to this Agreement is not intended to be an award made under any stock incentive plan adopted by the Company, including the Plan as in effect on the date hereof. Notwithstanding the preceding sentence, this Agreement and the Restricted Stock shall be construed as if this grant had been granted under the Plan in accordance with and consistent with, and subject to, the provisions of the Plan, a copy of which has been made available to Employee, and the terms of which are incorporated into this Agreement, except as otherwise specifically stated herein. Employee agrees to be bound by the terms and conditions of this Agreement and the Plan and any future amendments to the Plan which do not materially impair Employee’s rights hereunder. Notwithstanding the foregoing, for the avoidance of doubt, in the event of any inconsistency between the Plan and this Agreement, the provisions of this Agreement shall govern. References in this Agreement to any specific Plan provision will not be construed as limiting the applicability of any other Plan provision. For the avoidance of doubt, the Restricted Stock granted pursuant to this Agreement will not be counted for purposes of calculating the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan as set forth in Section 4.1 of the Plan.

1.Miscellaneous.

a.Employee hereby agrees that (i) Employee is acquiring the Restricted Stock for investment purposes and not with a view to the resale or distribution thereof; (ii) the Company may withhold from Employee any payment or consideration to be paid to Employee by the Company, any tax which the Company believes is required to be withheld with respect to any benefit under this Agreement, and to hold as security for the amount to be withheld any property otherwise distributable to Employee until the amounts required to be withheld have been so withheld; and (iii) Employee will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements.

a.If any party to this Agreement so required under this Agreement fails or refuses to comply with the provisions of this Agreement, then in addition to any other remedies provided by law or this Agreement, the party affected thereby may institute and maintain a proceeding to compel the specific performance of this Agreement by the party so defaulting.

a.Within 30 days after the date of this Agreement, Employee may make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

a.This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

a.The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

a.This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which collectively shall constitute a single instrument.

a.If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

a.Accrued dividends under this Agreement are intended to comply with the “short-term deferral” exception to section 409A of the Internal Revenue Code and shall be paid in any event no later than March 15 after the calendar year in which the accrued dividends vest. In no event may Employee, directly or indirectly, designate the calendar year of a payment under this Agreement.

IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by its authorized officer and Employee has hereunto set his or her hand as of the date first above written.

WESTWOOD HOLDINGS GROUP, INC.

By: /s/ Brian O. Casey
Name: Brian O. Casey
Its: President and Chief Executive Officer

EMPLOYEE SIGNATURE PAGE
TO RESTRICTED STOCK AGREEMENT

Employee Name:

Signature:

Address:

I, the undersigned, being the spouse of the above-named Employee, hereby acknowledge that I have read and understand the foregoing Restricted Stock Agreement and I agree to be bound by the terms thereof.

Spouse Name:

Signature:

Address:

BENEFICIARY DESIGNATION
TO RESTRICTED STOCK AGREEMENT

Terms defined in the Agreement and Plan, as applicable, have the same meaning when used herein.

The undersigned Employee hereby designates the person or persons listed below as being entitled to receive the designated percentage of Restricted Stock to be released upon the vesting of Restricted Stock as a result of the death of the undersigned or, if no percentages are designated, such Restricted Stock is to be shared equally among all of the persons listed below:

Name of Beneficiary	Percentage

Total	100%

The undersigned Employee hereby confirms that all prior designations of one or more persons as Beneficiary are hereby revoked and that this designation shall apply with respect to Restricted Stock granted under this Agreement and all other grants of Restricted Stock made prior to the date hereof or to be made going forward.

Dated:

Employee Name:

Signature: